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                                                                     EXHIBIT 5.1

                     [LATHAM & WATKINS LETTERHEAD]


Digital Sound Corporation
6307 Carpinteria Avenue
Carpinteria, California 93013

               Re:  Digital Sound Corporation Common Stock
                    Without Par Value
                    -----------------

Gentlemen and Ladies:

          We understand that you intend to file a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of (i) an additional 200,000 shares of Common Stock, without par value (the "Common Stock"), to be offered and sold by Digital Sound Corporation (the "Company") under The Amended and Restated Stock Option Plan for Independent Directors of Digital Sound Corporation (the "Directors Plan") and (ii) an additional 200,000 shares of Common Stock to be offered and sold by the Company under the Digital Sound Corporation 1983 Employee Stock Option Plan (the "1983 Plan"; such 400,000 shares of Common Stock to be offered and sold pursuant to the Directors Plan and the 1983 Plan being hereinafter referred to as the "Shares").

          In our capacity as special counsel for the purpose of rendering this opinion, we are familiar with the proceedings undertaken in connection with the authorization, issuance and sale of the Shares. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We are opining herein as the effect on the subject transactions only of the law of the State of California, and we express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any matters of municipal law or the laws of any local agencies within such State.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, and upon the due issuance of the Shares under the terms of the Directors Plan and the 1983 Plan, as applicable, and delivery and payment therefor of legal consideration, the Shares will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,
                                       /s/  LATHAM & WATKINS